Exhibit 1.1

EXECUTION COPY

BEST BUY CO., INC.

Underwriting Agreement

March 8, 2011

To the Representatives named in Schedule I hereto

of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Best Buy Co., Inc., a corporation incorporated in the State of Minnesota (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule II hereto (the “Underwriters”), the principal amounts set forth in Schedule II hereto of its debt securities identified on Schedule I hereto (the “Securities”), to be issued under an indenture to be dated as of March 11, 2011, as supplemented by a supplemental indenture thereto to be dated as of March 11, 2011, and as further amended or supplemented from time to time (together, the “Indenture”), between the Company and Wells Fargo Bank, N.A., as Trustee (the “Trustee”).  If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firm or firms.

1.             Representations, Warranties and Agreements of the Company.  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)           An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-172662) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date of this Agreement; such registration statement, and any post-effective amendment thereto, became effective on filing; no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company; the various parts of such registration statement, including all exhibits thereto (other than the Statement of Eligibility and Qualification on Form T-1) and including any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by Rule 430B under the Securities Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the base prospectus filed as part of the Registration Statement, in the form in which it was most recently filed with the Commission prior to or on the date of this Agreement, is hereinafter called the “Base Prospectus”; the final prospectus supplement to such prospectus (including the Base Prospectus) relating to the Securities, in the form filed or to be filed with the Commission pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities, in the form filed or to be filed with the Commission pursuant to Rule 424(b), is hereinafter called a “Preliminary Prospectus”; the Base Prospectus, as amended or supplemented immediately prior to the Applicable Time (as defined in Section 1(e) hereof), including, without limitation, any Preliminary Prospectus relating to the Securities, is hereinafter called the “Pricing Prospectus”; any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein that were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act, as the case may be, and the rules and regulations of the Commission thereunder, on or before the date of this Agreement or the issue date of any such prospectus; any reference to “amend,” “amendment,” “supplement” or similar terms with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act or the Securities Act, as the case may be, after the date of this Agreement or the issue date of any such prospectus which are deemed to be incorporated by reference therein; and any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Securities that (x) is required to be filed with the Commission by the Company or (y) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or the offering that does not reflect the final terms is hereinafter called an “Issuer Free Writing Prospectus”;

(b)           The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, when they were filed with the Commission or became effective, as the case may be, conformed in all material respects to the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the Commission thereunder; none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, when such documents are filed with the Commission or become effective, as the case may be, will conform in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(c)           The Registration Statement, any Preliminary Prospectus and the Pricing Prospectus conform, and the Prospectus and any post-effective amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder; and (i) the Registration Statement and any amendment thereto, as of their applicable effective dates relating to the Securities, did not and will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any Preliminary

Prospectus, the Pricing Prospectus, the Prospectus and any amendment or supplement thereto, as of their issue dates, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus and the Prospectus as amended or supplemented, if applicable, at the Time of Delivery (as defined in Section 2 hereof), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d)           The Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), and has not been, and continues not to be, an “ineligible issuer” (as such term is defined in Rule 405 under the Securities Act), in each case as from the earliest time after the filing of the Registration Statement that the Company or another offering participant made a “bona fide” offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities;

(e)           As used herein, the “Disclosure Package” means, collectively, (i) the Pricing Prospectus, (ii) the Final Term Sheet prepared and filed pursuant to Section 5(b) hereof and (iii) any other Issuer Free Writing Prospectus that is identified on Schedule III(A) hereto; and the “Applicable Time” means 5:15 p.m. (New York City time) on the date of this Agreement.  The Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus identified on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided, however, that this representation and warranty shall not apply to statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f)            The Company has not made, and, without the prior written consent of the Representatives, will not make, any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company pursuant to Rule 433 under the Securities Act other than the Issuer Free Writing Prospectuses identified on Schedule III(A) hereto or any electronic road show or other written communications identified on Schedule III(B) hereto (each, a “Company Additional Written Communication”); each such Company Additional Written Communication, when taken together with the Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in any Company

Additional Written Communication in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and the Company has complied, and will comply, with the requirements of Rule 433 under the Securities Act applicable to any such Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record-keeping;

(g)           The financial statements and the related notes thereto incorporated by reference in the Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby; and the other financial information of the Company included or incorporated by reference in the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby;

(h)           The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement, the Securities and the Indenture and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken;

(i)            Since the date of the most recent financial statements of the Company incorporated by reference in the Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as disclosed in the Disclosure Package and the Prospectus;

(j)            The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus under the heading “Capitalization” as of the date specified therein; and, except as described in the Disclosure Package and the Prospectus, all the outstanding shares of capital stock or other equity interests of Best Buy Stores,

L.P., Best Buy Canada Ltd. and Best Buy Europe Distributions Limited (collectively, the “Material Subsidiaries”) have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party;

(k)           The Securities have been duly authorized and, when authenticated in accordance with the Indenture and issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

(l)            The Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, at the Time of Delivery, will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

(m)          The Indenture conforms, and the Securities will conform, to the descriptions thereof contained in the Disclosure Package and the Prospectus;

(n)           This Agreement has been duly authorized, executed and delivered by the Company;

(o)           The Company and the Material Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”); and the Material Subsidiaries are the only significant subsidiaries of the Company;

(p)           Neither the Company nor any of its Material Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries is bound or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(q)           The execution, delivery and performance by the Company of this Agreement and the Indenture and the issuance and sale of the Securities will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Material Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries is bound or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Material Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(r)            No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the Indenture and the issuance and sale of the Securities, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Underwriters;

(s)           The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

(t)            The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and the Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(u)           The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, except as described in the Disclosure Package and the Prospectus, the Company is not aware of any material weakness with respect to its internal controls;

(v)           No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company;

(w)          Except as described in the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or by other third parties;

(x)            The Company and its Material Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Material Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Material Subsidiaries, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) are described in the Disclosure Package and the Prospectus;

(y)           The Company and its Material Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except where the failure to own, possess or have the right to use such intellectual property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its Material Subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(z)            Except as disclosed in the Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, other than any such taxes that are being contested in good faith, and (ii) to the knowledge of the Company, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets;

(aa)         None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its Material Subsidiaries has taken any action, directly or indirectly, that would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates are conducting their businesses in compliance with the FCPA, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(bb)         The operations of the Company and its subsidiaries are being conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency in such jurisdictions (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened; and

(cc)         None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its Material Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Securities, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.             Purchase and Sale of Securities.  Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase prices set forth in Schedule I hereto the principal amounts of Securities set forth opposite the name of such Underwriter in Schedule II hereto.

The Securities to be purchased by each Underwriter hereunder will be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of federal (same-day) funds, at the office of Davis Polk & Wardwell LLP, at 9:30 a.m. (New York City time) on March 11, 2011, or at such other time and date (not later than the fifth business day thereafter) as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery.”  The Securities will be delivered by the Company to the Representatives in the form of global Securities, representing all of the Securities, which will be deposited by the Representatives on behalf of the Underwriters with The Depository Trust Company, or its nominee, for credit to the respective accounts of the Underwriters.

3.             Offer and Sale of Securities by the Underwriters.  Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Disclosure Package and the Prospectus.

4.             Representations, Warranties and Agreements of the Underwriters.  (a)  Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Company that it and each of its affiliates have complied, and will comply, with the selling restrictions applicable to offers and sales of Securities in jurisdictions outside the United States as set forth in Schedule VI hereto.

(b)           Each Underwriter, severally and not jointly, represents and warrants to, and agrees with, the Company and the Representatives that it has not made, and unless it obtains the prior written consent of the Company and the Representatives, it will not make, any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed with the Commission; provided, however, that the prior written consent of the Company shall be deemed to have been given with respect to the Issuer Free Writing Prospectuses identified on Schedule III hereto.  The Company represents that it has treated or agrees that it will treat any such issuer free writing prospectus or free writing prospectus to which it so consents as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rule 433 applicable thereto, including with respect to timely filing with the Commission, legending and record-keeping.

5.             Further Agreements of the Company.  The Company agrees with each of the Underwriters:

(a)           To prepare the Prospectus in a form reasonably approved by the Representatives and to file the Prospectus pursuant to Rule 424(b) under the Securities Act no later than the Commission’s close of business on the second business day following the date of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b); and to make no further amendment or supplement to the Registration Statement, the Pricing Prospectus or the Prospectus after the date of this Agreement and during the prospectus delivery period (as defined in Section 5(c)) which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof unless in the opinion of counsel for the Company such amendment or supplement is required by law; provided, however, that in the case of any periodic filing to be filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act during such period, the Company shall furnish to the Representatives a draft of any such filing for review by the Representatives prior to filing with the Commission and shall discuss any reasonable comments that the Representatives may have with respect to such draft prior to filing;

(b)           To prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in the form previously agreed upon by the Company and the Representatives, and to file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 under the Securities Act prior to the close of business two business days after the date of this Agreement; provided, however, that the Company shall furnish the Representatives with copies of the Final Term Sheet prior to such proposed filing and shall not use or file any such document which shall be disapproved by the Representatives; and to file promptly any other Issuer Free Writing Prospectus or other material required to be filed by the Company with the Commission pursuant to Rule 433 under the Securities Act in accordance with Section 1(f) hereof;

(c)           To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities (the “prospectus delivery period”); and, during the prospectus delivery period, to advise the Representatives, promptly after it receives notice thereof, of (i) the time when any post-effective amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus or any amended Prospectus has been filed with the Commission (provided that no such notification need be given in connection with any such amendment or supplement consisting of a document filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the Time of Delivery unless the Representatives have advised the Company that the Underwriters have not completed the distribution of the Securities), (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of any order suspending or preventing the use of any prospectus relating to the Securities or any Issuer Free Writing Prospectus, or of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (iii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iv) the initiation or threatening of any proceeding for the purpose of any of the foregoing or (v) any request by the Commission for the amending or supplementing of the Registration Statement or of the Prospectus or for additional information; and, in the event of the issuance of any such stop order or any such order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Securities or any Issuer Free Writing Prospectus or suspending any such qualification, or of any such notice of objection pursuant to Rule 401(g)(2) under the Securities Act, to use promptly its reasonable best efforts to obtain the withdrawal of such order; and, in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the “Registration Statement” shall include any such amendment or new registration statement);

(d)           To take such action as the Representatives may reasonably request to qualify the Securities for offer and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)           To furnish each Underwriter with one copy of the Registration Statement and, during the prospectus delivery period referred to in Section 5(c) hereof, to furnish the Underwriters with copies of the Disclosure Package and the Prospectus in New York City in such quantities as the Representatives may reasonably request (excluding, in each case, any documents incorporated by reference therein to the extent available through the Commission’s EDGAR system);

(f)            If, during the prospectus delivery period referred to in Section 5(c) hereof, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading or, if for any other reason it shall be necessary in the opinion of counsel for the Company during such prospectus delivery period to amend or supplement the Prospectus or to file with the Commission any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and prepare and file such document and to furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(g)           To make generally available to its securityholders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158);

(h)           During the period beginning from the date of this Agreement and continuing to and including the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities without the prior written consent of the Representatives; and

(i)            To pay the Commission the required filing fees relating to the Securities within the time period required by Rule 456(b)(1) under the Securities Act.

6.             Payment of Expenses.  The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of counsel for the Company and the Company’s independent registered public accounting firm in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus and the Prospectus and amendments and supplements thereto, any Company Additional Written Communication and any Issuer Free Writing Prospectus, and the mailing and delivering of copies thereof to the Underwriters and dealers and any out-of-pocket costs associated with electronic delivery of any of the foregoing by the Underwriters to investors; (ii) all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment memoranda (not to exceed $5,000); (iii) any fees charged by securities rating services for rating the Securities; (iv) the cost of preparing the Securities; (v) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee and any such agent in connection with the Indenture and the Securities; and (vi) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 6.  It is understood, however, that, except as provided in this Section 6 and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, any transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7.             Conditions of Underwriters’ Obligation.  The obligations of the Underwriters hereunder shall be subject, in the discretion of the Representatives, to (i) the condition that all representations and warranties of the Company herein are as of the Time of Delivery true and correct, (ii) the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed and (iii) the following additional conditions:

(a)           Any Preliminary Prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for each such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and the Final Term Sheet provided for in Section 5(b) hereof and any other Issuer Free Writing Prospectus relating to the Securities shall have been filed with the Commission pursuant to Rule 433 under the Securities Act within the applicable time period prescribed for such filing by Rule 433 and in accordance with Section 5(b) hereof (unless such Issuer Free Writing Prospectus is not required to be filed with the Commission pursuant to Rule 433(d)(5)(i));

(b)           No stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Company;

(c)           Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, dated the Time of Delivery, in form and substance substantially in the form set forth in Schedule IV hereto;

(d)           Robins, Kaplan, Miller & Ciresi L.L.P., Minnesota counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance substantially in the form set forth in Schedule V hereto;

(e)           Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion and negative assurance letter, dated the Time of Delivery, with respect to the validity of the Indenture and the Securities, the Registration Statement, the Disclosure Package, the Prospectus, and other related matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters;

(f)            On the date of this Agreement and at the Time of Delivery, Deloitte & Touche LLP shall have furnished to the Representatives a “comfort” letter or letters,

dated the date hereof and the Time of Delivery, respectively, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Disclosure Package and the Prospectus; provided that the letter delivered at the Time of Delivery shall use a “cut-off” date no more than three business days prior to the Time of Delivery;

(g)           Since the respective dates as of which information is given in the Disclosure Package and the Prospectus, there shall not have been a material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as described in the Disclosure Package and the Prospectus (excluding any amendment or supplement thereto), the effect of which is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus;

(h)           On or after the date of this Agreement there shall not have occurred any of the following:  (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading of any securities issued by the Company; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis affecting the financial markets of the United States, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus;

(i)            On or after the date of this Agreement and prior to the Time of Delivery (i) no downgrading shall have occurred in the rating assigned to the Company’s debt securities by Standard and Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc. and (ii) neither of these rating organizations shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities, the effect of which, in any event specified in clause (i) or (ii), in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus; and

(j)            The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery a certificate of the Company signed by an officer of the Company reasonably satisfactory to the Representatives as to (i) the accuracy of the representations and warranties of the Company herein as of the Time of Delivery, (ii) the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery and (iii) the matters set forth in Sections 7(b) and 7(g) hereof.

8.             Indemnification and Contribution.  (a)  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, the Disclosure Package, any Company Additional Written Communication or any “issuer free writing prospectus” (as defined in Rule 433(d) under the Securities Act) relating to the offering of the Securities, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, the Disclosure Package, any Company Additional Written Communication or any such issuer free writing prospectus, made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b)           Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company to the same extent as the indemnity set forth in Section 8(a) hereof, but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of, or omission or alleged omission to state, a material fact made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under Section 8(a) or 8(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section 8(a) or 8(b), as the case may be, notify the indemnifying party in writing of the commencement thereof; provided, that the omission to so notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such omission; and provided, further, that the omission to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under Section 8(a) or 8(b), as the case may be.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section 8(a) or 8(b), as the case may be, for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that, notwithstanding the preceding sentence of this Section 8(c), the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm (in addition to not more than one separate local counsel in any jurisdiction in which the indemnified party requires representation by separate counsel) for all such indemnified parties.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.  An indemnifying party shall not be liable for any settlement effected by an indemnified party without its prior written consent, but if the settlement is made with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement.

(d)           If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) hereof, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company, on the one hand, or by the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each director or officer of any underwriter and to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any affiliate (within the meaning of Rule 405 under the Securities Act) of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who executed the Registration Statement and to each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

9.             Defaulting Underwriters.  (a)  If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 9(a) hereof, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 9(a) hereof, the aggregate principal amount of the Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, as referred to in Section 9(b) hereof, or if the Company shall not exercise the right described in Section 9(b) hereof to require non-defaulting Underwriters to purchase the Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.           Survival.  The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11.           Termination.  If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but if for any other reason any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all reasonable out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12.           Nature of Underwriters’ Obligations.  The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is, and has been, acting solely as a principal and is not the agent or fiduciary of the Company directly or indirectly, (iii) no Underwriter has assumed, or will assume, an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any similar obligation to the Company with respect to the offering of the Securities contemplated hereby except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.

13.           Authority of Representatives.  In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by any Representative and may assume that such statement, request, notice or agreement has been duly authorized by such Underwriter.

14.           Notices.  All statements, requests, notices and agreements hereunder shall be in writing or by telephone if promptly confirmed in writing, and if to the Underwriters, shall be sufficient in all respects if delivered or sent by facsimile transmission or registered mail to the Representatives at the addresses set forth on Schedule I hereto; and if to the Company, shall be sufficient in all respects if delivered or sent by facsimile transmission or registered mail to Best Buy Co., Inc., 7601 Penn Avenue South, Richfield, Minnesota 55423, facsimile: (612) 292-2323, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by registered mail to such Underwriter at its address which, if not set forth on Schedule I hereto, shall be provided to the Company by the Representatives upon request.

15.           Persons Entitled to Benefit of Agreement.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.           Time of Essence.  Time shall be of the essence of this Agreement.

17.           Defined Terms.  As used herein, the term “significant subsidiary” shall have the meaning set forth in Rule 405 under the Securities Act.  As used herein, the term “business day” shall mean any day, other than a Saturday or a Sunday, which is not a day or which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

18.           Definitive Agreement.  This Agreement supersedes all prior agreements and understandings (written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

20.           Waiver of Jury Trial.  The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.           Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[Signature pages follow]

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us nine (9) counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of an Agreement among Underwriters, copies of which, to the extent practicable and upon request, shall be submitted to the Company for examination, but without any representation or warranty on the Representatives’ part as to the authority of the senders thereof.

Very truly yours,

BEST BUY CO., INC.

By:	/s/ Christopher K. Gould
Name:	Christopher K. Gould
Title:	Vice President, Treasurer

Accepted as of the date first written above at New York, New York:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Doug Fink
Name:	Doug Fink
Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sharon Harrison
Name:	Sharon Harrison
Title:	Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Maria Sramek
Name:	Maria Sramek
Title:	Executive Director

UBS SECURITIES LLC

By:	/s/ Spencer Haimes
Name:	Spencer Haimes
Title:	Managing Director, Debt Capital Markets

By:	/s/ John Hagens
Name:	John Hagens
Title:	Associate Director, UBS Securities LLC

Acting on behalf of themselves and the several Underwriters named herein

SCHEDULE I

TERMS OF SECURITIES AND OFFERING

Underwriting Agreement:  dated March 8, 2011

Registration Statement No.:  333-172662

Representatives:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

NY1-100-18-03

New York, New York 10036

Attention:  High Grade Transaction Management/Legal

Facsimile:  (646) 855-5958

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Attention:  LCD-IBD

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention:  Investment Grade Syndicate Desk

Facsimile:  (212) 834-6081

UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut  06901

Attention:  Fixed Income Syndicate

Facsimile:  (203) 719-0495

Title of the Securities:

3.750% Notes due 2016 (the “2016 Notes”)

5.500% Notes due 2021 (the “2021 Notes” and, together with the 2016 Notes, the “Notes”)

Aggregate Principal Amount:

2016 Notes:                           $350,000,000

2021 Notes:                           $650,000,000

Denominations:

$2,000 and multiples of $1,000 in excess thereof

Price to Public:

2016 Notes:                                                                                  99.606% of the principal amount, plus accrued interest, if any, from March 11, 2011

2021 Notes:                                                                                  99.695% of the principal amount, plus accrued interest, if any, from March 11, 2011

Purchase Price by Underwriters:

2016 Notes:                                                                                  99.006% of the principal amount, plus accrued interest, if any, from March 11, 2011

2021 Notes:                                                                                  99.045% of the principal amount, plus accrued interest, if any, from March 11, 2011

Maturity:

2016 Notes:           March 15, 2016

2021 Notes:           March 15, 2021

Interest Rate:

2016 Notes:           3.750% per annum

2021 Notes:           5.500% per annum

Interest Payment Dates:

Semi-annually on March 15 and September 15, beginning on September 15, 2011

Optional Redemption Provisions

The Notes will be redeemable at the Company’s option, in whole or in part, at any time or from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of each remaining scheduled payment of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve-30 day months) at the Treasury Rate plus 25 basis points (in the case of the 2016 Notes) or 30 basis points (in the case of the 2021 Notes); provided, that if the Company redeems any 2021 Notes on or after December 15, 2020 (three months prior to the maturity date of the 2021 Notes), the redemption price for those Notes will equal 100% of the principal amount of the Notes to be redeemed (all as described in the Company’s Preliminary Prospectus Supplement dated March 8, 2011 relating to the Notes).

Sinking Fund Provisions:

None

Change of Control Offer Provisions:

If a change of control triggering event occurs, the Company will be required, subject to certain conditions, to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest to the purchase date (all as described in the Company’s Preliminary Prospectus Supplement dated March 8, 2011 relating to the Notes).

Other Terms:

Defeasance provisions of the Indenture shall be applicable to the Notes

Closing Date, Time and Location:                     March 11, 2011 at 9:30 a.m. (New York City time) at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017

SCHEDULE II

Underwriter	Principal Amount of 2016 Notes to be Purchased	Principal Amount of 2021 Notes to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$61,250,000	$113,750,000
Credit Suisse Securities (USA) LLC	61,250,000	113,750,000
J.P. Morgan Securities LLC	61,250,000	113,750,000
UBS Securities LLC	61,250,000	113,750,000
Citigroup Global Markets Inc.	14,000,000	26,000,000
Wells Fargo Securities, LLC	14,000,000	26,000,000
Standard Chartered Bank	10,500,000	19,500,000
Fifth Third Securities, Inc.	7,000,000	13,000,000
Goldman, Sachs & Co.	7,000,000	13,000,000
HSBC Securities (USA) Inc.	7,000,000	13,000,000
Mitsubishi UFJ Securities (USA), Inc.	7,000,000	13,000,000
RBC Capital Markets, LLC	7,000,000	13,000,000
Scotia Capital (USA) Inc.	7,000,000	13,000,000
U.S. Bancorp Investments, Inc.	7,000,000	13,000,000
Barclays Capital Inc.	3,500,000	6,500,000
BBVA Securities Inc.	3,500,000	6,500,000
Deutsche Bank Securities Inc.	3,500,000	6,500,000
Morgan Stanley & Co. Incorporated	3,500,000	6,500,000
RBS Securities Inc.	3,500,000	6,500,000
Total	$350,000,000	$650,000,000

II-1

SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES

A.                       Disclosure Package Issuer Free Writing Prospectuses

•                          Final Term Sheet, dated March 8, 2011, relating to the Securities, which will be filed pursuant to Rule 433 under the Securities Act.

B.                         Other Issuer Free Writing Prospectuses

•                              Electronic Net Roadshow dated March 8, 2011

III-1

SCHEDULE IV

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF SIMPSON THACHER & BARTLETT LLP, COUNSEL FOR THE COMPANY

(i)            The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.

(ii)           The Securities have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with this Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.

(iii)          This Agreement has been duly authorized, executed and delivered by the Company.

(iv)          The issue and sale of the Securities by the Company, the execution, delivery and performance by the Company of this Agreement and the execution and delivery of the Indenture by the Company will not breach or result in a default under any indenture, loan agreement or other agreement or instrument identified on the annexed schedule furnished to such counsel by the Company, nor will such action violate any federal or New York state statute or any rule or regulation that has been issued pursuant to any federal or New York state statute or any order known to such counsel issued pursuant to any federal or New York state statute by any court or governmental agency or body having jurisdiction over the Company or any of its properties.

(v)           No consent, approval, authorization, order, registration or qualification of or with any federal or New York state governmental agency or body or, to the knowledge of such counsel, any federal or New York state court is required for the issue and sale of the Securities by the Company, and the compliance by the Company with the provisions of this Agreement and the Indenture, except for the registration under the Securities Act of the Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(vi)          The Registration Statement has become effective under the Securities Act; the Prospectus was filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act; and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

(vii)         The statements made in each of the Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of the Debt Securities,” insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

(viii)        The statements made in each of the Disclosure Package and the Prospectus under the caption “Certain U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

(ix)           The Company is not an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

Such counsel shall also advise that the Registration Statement, as of the date it first became effective under the Securities Act, and the Prospectus, as of its date, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel need not express any view with respect to the financial statements or other financial data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the documents incorporated by reference therein.

In addition, such counsel shall state that nothing has come to such counsel’s attention that causes them to believe that (a) the Registration Statement (including the documents incorporated by reference therein and the Prospectus deemed to be a part thereof), as of the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Disclosure Package (including the documents incorporated by reference therein), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus (including the documents incorporated by reference therein), as of its date or as of the Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express any belief in any of clauses (a), (b) or (c) above with respect to the financial statements or other financial data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein.

The opinion of counsel for the Company may be limited to matters of New York state law and U.S. federal law and, solely in reliance upon the opinion of Minnesota counsel for the Company, Minnesota law.

In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

The opinion of counsel for the Company may be relied upon as to matters of New York state law by Robins, Kaplan, Miller & Ciresi L.L.P., Minnesota counsel for the Company.

SCHEDULE V

FORM OF OPINION OF ROBINS, KAPLAN, MILLER & CIRESI L.L.P., MINNESOTA COUNSEL FOR THE COMPANY

(i)            The Company has been duly incorporated and is validly existing as a corporation under the law of the State of Minnesota.

(ii)           The Indenture has been duly authorized, executed and delivered by the Company.

(iii)          The Securities have been duly authorized, executed and issued by the Company.

(iv)          This Agreement has been duly authorized, executed and delivered by the Company.

(v)           The issuance and sale of the Securities by the Company, the execution, delivery and performance by the Company of this Agreement and the execution and delivery by the Company of the Indenture will not (i) result in any violation of the provisions of the Restated Articles of Incorporation or Restated By-Laws of the Company or (ii) result in the violation of any Minnesota state law or statute or any rule or regulation of any Minnesota state governmental or regulatory authority or court, except, in the case of clause (ii) above, for any such violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except that it is understood that no opinion is given in this paragraph (v) with respect to any Minnesota state securities law or any rule or regulation issued pursuant to any Minnesota state securities law.

(vi)          No consent, approval, authorization, order, registration or qualification of or with any Minnesota state governmental or regulatory authority or, to the knowledge of such counsel, court is required for the issuance and sale of the Securities by the Company or the compliance by the Company with the provisions of this Agreement and the Indenture, except that it is understood that no opinion is given in this paragraph (vi) with respect to any Minnesota state securities law or any rule or regulation issued pursuant to any Minnesota state securities law.

The opinion of Minnesota counsel for the Company may be limited to matters of Minnesota law and U.S. federal law.

In rendering such opinions, such counsel may rely as to matters of fact, to the extent such counsel deems proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials, and such counsel may rely upon the opinion of counsel for the Company as to all matters of New York state law.

The opinion of Minnesota counsel for the Company may be relied upon as to matters of Minnesota law by Simpson Thacher & Bartlett LLP, counsel for the Company, and Davis Polk & Wardwell LLP, counsel for the Underwriters.

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SCHEDULE VI

SELLING RESTRICTIONS FOR CERTAIN JURISDICTIONS OUTSIDE

THE UNITED STATES

(A)          Each of the Underwriters hereby represents, warrants and agrees that, in relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than: (i) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of Securities shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.  For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State; and “2010 PD Amending Directive” means Directive 2010/73/EU; and

(B)           Each of the Underwriters hereby represents, warrants and agrees that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

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